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                                                                     EXHIBIT 5.1











                               September 17, 1999


Waste Management, Inc.
1001 Fannin Street, Suite 4000
Houston, Texas  77002

Ladies and Gentlemen:

         We have acted as special counsel for Waste Management, Inc. (the "Company"), a Delaware corporation, and Waste Management Holdings, Inc. (the "Guarantor"), a Delaware corporation, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the proposed offering by the Company of $1,150,000,000 aggregate principal amount of 6% Senior Notes due 2001, 6 1/2% Senior Notes due 2004, 6 7/8% Senior Notes due 2009 and 7 3/8% Senior Notes due 2029 of the Company (collectively, the "Exchange Notes") in exchange for the same amount of its outstanding 6% Senior Notes due 2001, 6 1/2% Senior Notes due 2004, 67/8% Senior Notes due 2009 and
7 3/8% Senior Notes due 2029 (collectively, the "Outstanding Notes"), and guarantees (collectively, the "Subsidiary Guarantees") thereof by the Guarantor. The Exchange Notes are to be issued under the Indenture (the "Indenture") dated as of September 10, 1997, between the Company and Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank National Association), as trustee.

         Before rendering the opinions hereinafter set forth, we have examined the Registration Statement on Form S-4 (the "Registration Statement") relating to the Exchange Notes, the Prospectus contained therein, the Indenture, certified copies of the Restated Certificate of Incorporation and Bylaws of the Company, the Restated Certificate of Incorporation and Bylaws of the Guarantor, and minutes of meetings and unanimous consents of the Board of Directors of the Company and of the Guarantor, certificates of public officials and originals or copies, certified or otherwise authenticated to our satisfaction, of such other documents, records and instruments as we deemed necessary or advisable in order to render the opinions hereinafter set forth. We have relied upon the accuracy of the facts and information set forth therein. In the course of the foregoing investigation, we have assumed (a) the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, as well as the capacity of natural persons to sign and execute such documents; (b) the due authorization, execution and delivery by the parties thereto, other than the



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September 17, 1999
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Company and the Guarantor, of all such documents examined by us; (c) that, to the extent that any such document purports to constitute the agreement of a party other than the Company or the Guarantor, it constitutes the valid and binding obligation of such other party; (d) that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; and (e) that the conduct of the parties has complied with any requirement of good faith, fair dealing and conscionability.

         Based upon the foregoing, we are of the opinion that as of the date hereof and subject to the qualifications and limitations set forth below:

         (1) each of the Company and the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware;

         (2) the execution, delivery and performance of the Exchange Notes is within the corporate power of the Company;

         (3) the execution, delivery and performance of the Subsidiary Guarantees is within the corporate power of the Guarantor;

         (4) the Exchange Notes have been duly authorized and, when the Registration Statement becomes effective under the Securities Act and the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and issued and delivered in exchange for the Outstanding Notes as described in the Registration Statement, the Exchange Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as
(a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and

         (5) the Subsidiary Guarantees have been duly authorized and are the valid and binding obligations of the Guarantor, enforceable in accordance with their respective terms (with respect to the Exchange Notes when the Registration Statement becomes effective under the Securities Act and the Exchange Notes are duly executed and authenticated in accordance with the provisions of the Indenture and issued and delivered in exchange for the Outstanding Notes as described in the Registration Statement, and with respect to the Outstanding Notes before such time) except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.




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September 17, 1999
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         The opinions expressed herein are limited to matters arising under the laws of the States of New York and Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof, which have been published and are generally available in a format that makes legal research reasonably feasible, and we disclaim any responsibility to inform you of any change. We have assumed that the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the Prospectus constituting a part thereof under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                   Very truly yours,

                                                   /s/ Locke Liddell & Sapp LLP